Exhibit 99.1

Rubius Therapeutics Appoints Anne Prener, M.D., Ph.D., to its Board of Directors

CAMBRIDGE, Mass., Dec. 18, 2019 (GLOBE NEWSWIRE) -- Rubius Therapeutics, Inc. (Nasdaq: RUBY), a clinical-stage biopharmaceutical company that is genetically engineering red blood cells to create an entirely new class of cellular medicines, today announced the appointment of Anne Prener, M.D., Ph.D., to its board of directors. Dr. Prener most recently served as the chief executive officer of Freeline Therapeutics, Ltd. Also today, Rubius announced that Robert (Bob) S. Langer, Sc.D., is stepping down from his role on the board of directors, effective today, but will continue to serve the Company through a scientific advisory role.

“Anne brings significant experience in drug development and commercialization with a unique focus on rare disease and gene therapy. We look forward to working together as we continue to progress our pipeline of Red Cell Therapeutics™, including RTX-134 for the potential treatment of phenylketonuria and our emerging oncology portfolio,” said Pablo J. Cagnoni, M.D., chief executive officer of Rubius Therapeutics. “We are also thankful to Bob for his many contributions since joining the board in 2014, including his counsel as we progressed from an early stage discovery company to where Rubius is today. We will continue to benefit from his expertise through his scientific advisory role. ”

Dr. Prener brings more than 25 years of experience leading biotechnology companies across several therapeutic areas with a special focus on rare diseases and gene therapy. Prior to joining Freeline Therapeutics, she served as the chief executive officer of Gyroscope Therapeutics Ltd., a gene therapy company focused on eye diseases. Before that, Dr. Prener was vice president, clinical research hematology and global therapeutic area head of hematology at Baxalta. During her time there, three new major product approvals in both the U.S. and EU were secured along with a significant advancement in Baxalta’s hematology portfolio, including gene therapy for hemophilia. Earlier in her career, Dr. Prener held several positions of increasing responsibility at Novo Nordisk, most recently serving as senior vice president, hemophilia R&D portfolio where she was instrumental in building the hemophilia franchise to a portfolio of several late stage and commercial products. Dr. Prener holds a Ph.D. in epidemiology and an M.D., both from the University of Copenhagen.

About Rubius Therapeutics

Rubius Therapeutics is a clinical-stage biopharmaceutical company developing a new class of medicines called Red Cell Therapeutics™. The Company’s proprietary RED PLATFORM® was designed to genetically engineer and culture Red Cell Therapeutics™ that are selective, potent and off-the-shelf allogeneic cellular therapies for the potential treatment of several diseases across multiple therapeutic areas. Rubius’ initial focus is to advance RCT™ product candidates for the treatment of rare diseases, cancer and autoimmune diseases by leveraging three distinct therapeutic modalities — cellular shielding, potent cell-cell interaction and tolerance induction. For more information, visit www.rubiustx.com, or follow us on Twitter and LinkedIn.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding the planned timing, recruitment, enrollment and results for our preclinical and clinical activities, including the Phase 1b clinical trial for RTX-134 for the treatment of PKU, our ability to further develop our RCT product candidates, our manufacturing process, our expectations regarding the therapeutic potential of our RCTs, our expectations regarding new and continuing members of our leadership team and our strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, those risks and uncertainties related to the development of our RCT product candidates and their therapeutic potential and other risks identified in our SEC filings, including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2019, and subsequent filings with the SEC. We caution you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. We disclaim any obligation to publicly update or revise any such statements to reflect any change in expectations or in events, conditions or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements. Any forward-looking statements contained in this press release represent our views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. We explicitly disclaim any obligation to update any forward-looking statements.

Contacts:

Lori Melançon
Vice President, Corporate Communications and Investor Relations
+1 (617) 949-5296
lori.melancon@rubiustx.com

Media Contact:
Dan Budwick
1AB
+1 (973) 271-6085
dan@1abmedia.com